UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2004

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.  Results of Operations and Financial Condition.

On March 30, 2004, the Registrant announced financial results for the year ended December 31, 2003.  A copy of the press release is attached hereto as an exhibit.

Item 7.  Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  March 30, 2004

Exhibit 99

PRESS RELEASE

ABLEAUCTIONS ANNOUNCES FISCAL 2003 FINANCIAL RESULTS

FIFE, WASHINGTON – March 30, 2004 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today the results of operations for the year ended December 31, 2003.

The Company’s reported net annual revenues of $778,102 with income of $259,126 before depreciation and amortization of capital assets for the year ended December 31, 2003, compared to revenues of $802,735 and a loss of $1,126,702 for the corresponding period in the prior year.  The Company’s assets increased to $5,437,919 at December 31, 2003 compared to $1,607,393 at December 31, 2002 and the Company’s liabilities decreased to $237, 268 compared to $884,221 in the prior year.  Shareholder’s equity, defined as the carrying amount of the Company’s assets minus its liabilities, increased to $5,200,651 at December 31, 2003 compared to $723,172 at December 31, 2002.

The Company’s revenues are derived primarily from Auction Broadcast Services, the broadcast of live auctions over the Internet using the Company’s technology or eBay’s Live Auctions technology, POS and Hardware Services, the sale, installation and support of Point-Of-Sale (POS) software and custom hardware and network configurations, and Liquidation Services, the sale of merchandise through stores and auctions, and from the fees realized from inventory brokerage services through our iTrustee operations.

In 2003, Auction Broadcast Services accounted for approximately 38% of the Company’s total revenue and approximately 51% of gross profit.  POS and Hardware Services accounted for approximately 30% of the Company’s total revenue and approximately 19% of gross profit.  Liquidation Services accounted for approximately 32% of the Company’s total revenue and approximately 30% of gross profit.

Gross profit for 2003 was $442,939 or 56.9% of total revenue for the year ended December 31, 2003 as compared to $507,826 or 63.2% of total revenue for the year ended December 31, 2002.  Over time, the Company expects gross profit as a percentage of revenue will decrease to a range between 25% and 30%, based on the anticipated returns from its revenue streams.

Operating expenses totaled $942,566 for the year ended December 31, 2003 as compared to $1,690,110 for the year ended December 31, 2002.  Operating expenses for the 2003 year were lower than the previous year as a result of decreases in accounting and legal fees, interest, salaries and benefits, and website maintenance expenses.

The Company had a net income of $144,516 or $0.004 per share for the year ended December 31, 2003 as compared to a net loss of $1,316,637 or $0.049 per share for the year ended December 31, 2002.

About Ableauctions.com

Ableauctions.com is a high-tech auctioneer that conducts auctions live and simultaneously broadcasts them over the Internet.  With the experience of over 3,000 auctions, the Company has developed state-of-the-art technology to broadcast Internet auctions (www.ableauctions.com/technology) and currently provides technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com.

About iCollector.com

iCollector.com is a wholly owned subsidiary of Ableauctions and is the independent connection to the world's auction houses.  It was the first company dedicated to trading antiques, fine art and premium collectibles on the Internet and today represents some of the world's leading auction houses.  Since January 2001, it has broadcast hundreds of live auctions in real-time on eBay Live Auctions, directly from the salesroom as the auction happens.  iCollector can help you find, buy or sell art, antiques and collectibles online.

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our auction houses, our ability to implement our inventory procurement strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results may differ materially from the Company's expectations and estimates.